EXHIBIT 99.1
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                                NEWS RELEASE
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                            FOR IMMEDIATE RELEASE
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                ILLINOIS POWER COMPANY EXTENDS EXCHANGE OFFER


   (DECATUR, Ill.)--August 11, 2003--Illinois Power Company, a regulated public utility company located in Decatur, Illinois and a wholly-owned subsidiary of Dynegy Inc. (NYSE:DYN), announced today that it is extending its offer for holders of Illinois Power Company's unregistered 11-1/2% mortgage bonds due 2010 to exchange those bonds for a new series of registered 11-1/2% mortgage bonds due 2010.

   The new expiration date for the exchange offer is 5:00 p.m., New York City time, on Monday, August 25, 2003, unless further extended by Illinois Power. As of August 8, 2003, holders of approximately $350,794,000 of unregistered bonds have notified The Bank of New York, the Exchange Agent for the exchange offer, that they intend to exchange their unregistered bonds.

   The exchange offer was registered on a Registration Statement on Form S-4 declared effective on July 11, 2003 by the Securities and Exchange Commission.

   The new mortgage bonds will be identical in all material respects to the outstanding mortgage bonds being surrendered, except that the new mortgage bonds are registered under the Securities Act of 1933, the transfer restrictions and registration rights relating to the outstanding bonds will not apply to the new mortgage bonds, and the new mortgage bonds will not provide for the payment of additional interest relating to the timing of the exchange offer. Interest on the new mortgage bonds is payable on June 15 and December 15 of each year, and interest will accrue from June 15, 2003 at the rate of 11-1/2% per annum.

   Copies of the prospectus, the letter of transmittal and related documents may be obtained from the Exchange Agent, The Bank of New York, by calling (212) 815-5098 or by writing to:

                       The Bank of New York
                       101 Barclay Street - 7 East
                       New York, New York  10286
                       Attention:  Corporate Trust Operations -
                                   Reorganization Unit
                       Facsimile:  (212) 815-5098

   This news release is not an offer to exchange, which may be made only pursuant to the terms of the exchange offer. The exchange offer is being made solely by the exchange offer prospectus dated July 11, 2003, the letter of transmittal and related documents, and those documents should be consulted for additional information regarding delivery procedures and the conditions for the exchange offer.

   This news release does not constitute an offer to sell or the solicitation of any offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

   Illinois Power, an energy delivery company based in Decatur, Ill., serves electricity and natural gas to more than 650,000 customers in a 15,000 square-mile territory across Illinois.

   Certain statements included in this news release are intended as "forward-looking statements." These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Illinois Power cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements as a result of a number of factors including, but not limited to, significant leverage and the availability of financing, changes in commodity prices for natural gas and electricity, deregulation in Illinois and nationally, competition from other retail electric providers, weather, its relationship with Dynegy Inc., regulatory or legislative developments affecting the energy industry and the costs associated with legal and administrative proceedings. More information about the risks and uncertainties relating to these forward-looking statements are found in Illinois Power's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which are available free of charge on the SEC's web site at http://www.sec.gov.

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